SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 20, 2008
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On November 20 2008, Grubb & Ellis Company (the “Company”) gave RiskMetrics Group a presentation it has prepared for investor meetings. A copy of the presentation is attached hereto as Exhibit 99.1.
     On November 10, 2008, Grubb & Ellis Company filed a definitive proxy statement with the SEC in connection with the Company’s 2008 Annual Meeting. Grubb & Ellis Company’s stockholders are strongly advised to read the definitive proxy statement carefully before making any voting decision because the definitive proxy statement contains important information. The Company’s definitive proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov or from Grubb & Ellis Company at www.grubb-ellis.com. The Company’s definitive proxy statement and other materials will also be available without charge by written request addressed to Investor Relations, Grubb & Ellis Company, 1551 N. Tustin Avenue, Suite 300, Santa Ana, CA 92705. Grubb & Ellis Company, its directors and director nominees may be deemed to be participants in the solicitation of the Company’s security holders in connection with its 2008 Annual Meeting. Security holders may obtain information regarding the names, applications and interests of such individuals in the Company’s definitive proxy statement and its November 18, 2008 letter to stockholders filed with the SEC as definitive additional soliciting materials.

Item 9.01	Financial Statements and Exhibits.
     (d) The following is filed as an Exhibit to this Current Report on Form 8-K:

99.1	Presentation given by Grubb & Ellis Company to RiskMetrics Group on November 20, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY

By:	/s/ Richard W. Pehlke

Richard W. Pehlke
Chief Financial Officer and
Executive Vice President
Dated: November 20, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation given by Grubb & Ellis Company to RiskMetrics Group on November 20, 2008.